SUB-ITEM 77C

                         AIM GLOBAL INFRASTRUCTURE FUND


A Special Meeting of Shareholders of AIM Global Infrastructure Fund (the "Fund"), a portfolio of AIM Investment Funds, a Delaware business trust (the "Trust"), was held on August 17, 2001. The meeting was held for the following purposes:

(1)* To elect the following Trustees: Robert H. Graham, Frank S. Bayley, Ruth H. Quigley, Bruce L. Crockett, Owen Daly II, Albert R. Dowden, Edward K. Dunn, Jr., Jack M. Fields, Carl Frischling, Prema Mathai-Davis, Lewis F. Pennock and Louis S. Sklar.

(2) To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Fund for the fiscal year ending in 2001.

For a more detailed description of the proposals that were submitted to the shareholders, please see the attached proxy statement (attached hereto as Attachment A). The shareholders approved all proposals by the following vote:


                                                                  Withheld/
         Trustees/Matter                        Votes For        Abstentions
         ---------------                        ---------        -----------
(1)*     Robert H. Graham......................104,314,837         3,884,079
         Frank S. Bayley.......................104,294,972         3,903,944
         Ruth H. Quigley.......................104,221,667         3,977,249
         Bruce L. Crockett.....................104,316,746         3,882,170
         Owen Daly II..........................104,133,611         4,065,305
         Albert R. Dowden......................104,333,638         3,865,278
         Edward K. Dunn, Jr....................104,246,262         3,952,654
         Jack M. Fields........................104,345,696         3,853,220
         Carl Frischling.......................104,193,869         4,005,047
         Prema Mathai-Davis....................104,249,127         3,949,789
         Lewis F. Pennock......................104,311,203         3,887,713
         Louis S. Sklar........................104,300,433         3,898,483

                                                                                              Votes       Withheld/
         Matter                                                               Votes For       Against    Abstentions
         ------                                                               ---------       -------    -----------
(2)      Ratification of the selection of PricewaterhouseCoopers LLP as
         Independent Accountants of the Fund..................................2,181,151        10,755       24,367

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*    Proposal 1 required approval by a combined vote of all of the portfolios of AIM Investment Funds